                      IN THE SUPREME COURT OF PENNSYLVANIA
                                 MIDDLE DISTRICT


MICHAEL A. WAREHIME                  :   No. 251 M.D. Appeal Dkt. 1999
                                     :
                  v.                 :
                                     :
                                     :   Appeal from the Order of the Superior
JOHN A. WAREHIME                     :   Court entered 12/2/98, at 709 HBG 1997
                                     :   reversing the order entered 6/24/97 and
APPEAL OF: JOHN A. WAREHIME AND      :   remanding to the Court of Common Pleas
THE INDEPENDENT DIRECTORS            :   of York County at No. 95-SU-00471-07
COMMITTEE                            :   Civil Division
                                     :
                                     :
MICHAEL A. WAREHIME,                 :   No. 252 M.D. Appeal Dkt. 1999
                                     :
                        Appellant    :
                                     :   Appeal from the Order of the Superior
                  v.                 :   Court entered 12/2/98, at 709 HBG 1997
                                     :   reversing the order entered 6/24/97 and
JOHN A. WAREHIME,                    :   remanding to the Court of Common Pleas
                                     :   of York County at No. 95-SU-00471-07
                        Appellee     :   Civil Division
                                     :
                                     :
MICHAEL A. WAREHIME                  :   No. 253 M.D. Appeal Dkt. 1999
                                     :
                  v.                 :
                                     :   Appeal from the Order of the Superior
JOHN A. WAREHIME                     :   Court entered 12/2/98, at 710 HBG 1997
                                     :   reversing the order entered 7/8/97 and
APPEAL OF: JOHN A. WAREHIME AND      :   remanding to the Court of Common Pleas
THE INDEPENDENT DIRECTORS            :   of York County at No. 95-SU-00471-07
COMMITTEE                            :   Civil Division
                                     :
MICHAEL A. WAREHIME,                 :   No. 254 M.D. Appeal Dkt. 1999
                                     :
                        Appellant    :   Appeal from the Order of the Superior
                                     :   Court entered 12/2/98, at 710 HBG 1997
                  v.                 :   reversing the order entered 7/8/97 and
                                     :   remanding to the Court of Common Pleas
                                     :   of York County at No. 95-SU-00471-07
JOHN A. WAREHIME,                    :   Civil Division
                                     :
                        Appellee     :   Argued:  May 2, 2000

                      IN THE SUPREME COURT OF PENNSYLVANIA
                                 MIDDLE DISTRICT

MICHAEL A. WAREHIME,                        :  Nos. 251, 252, 253, and 254 M.D.
                                            :  Appeal Docket 1999
         Appellant at Nos. 252 and 254/     :
         Appellee at Nos. 251 and 253       :  Appeals from the order of
                                            :  Superior Court entered 12/02/98
                                            :  at Nos. 709 and 710 HBG 1997,
                  v.                        :  reversing orders dated 06/24/97
                                            :  and 07/08/97 and remanding to the
                                            :  Court of Common Pleas of York
JOHN A. WAREHIME,                           :  County, Civil Division, at Docket
                                            :  No. 95-SU-00471-07
                                            :
                                            :
         Appellee at Nos. 252 and 254/      :
         Appellant at Nos. 251 and 253      :  722 A.2d 1060 (Pa.Super. 1998)

                                               ARGUED: May 2, 2000


                              OPINION OF THE COURT

MR. CHIEF JUSTICE FLAHERTY                  DECIDED: NOVEMBER 27, 2000



         This is an appeal by allowance from an order of Superior Court which reversed an order of the Court of Common Pleas of York County denying injunctive relief in a dispute over control of Hanover Foods Corporation (HFC), a consumer food products company. The background of the case is as follows.

         Alan Warehime, the father of John A. Warehime, Michael Warehime, and Sally Warehime Yelland, was chairman and chief executive officer of HFC from 1956 to 1989. In 1988, two voting trusts were established by the Warehimes. A majority of the voting stock of HFC was placed into the trusts. One trust, containing 199,496 shares of Class B voting stock, was established by Alan Warehime and his three children. The other trust, containing 15,025

Class B shares, was established by Alan Warehime and five of his grandchildren. Alan Warehime served as the sole voting trustee for both trusts.

         In 1989, by appointment of Alan Warehime, John Warehime became chairman and chief executive officer of HFC. Alan Warehime continued to serve as voting trustee for the trusts, however, until his death in 1990. Thereafter, John Warehime, who had been designated by Alan Warehime as successor trustee, filled that role.

         Both of the trusts were designed to expire in 1998, ten years after their creation. Anticipating this, during the 1990s Michael Warehime and Sally Warehime Yelland made it known that they were not satisfied to have John Warehime running HFC. Michael Warehime, who controls another consumer food products company, Synder's of Hanover, expressed an interest in becoming chairman of HFC. He and the other plaintiffs in this action did not, however, develop any plans for the future of HFC; nor did they identify the management that they intended to install. Uncertainty over the course that HFC would take after expiration of the trusts caused instability within the company and cast uncertainty over its operations, with the result that relations with the company's customers and suppliers were adversely affected and it became impossible for HFC to raise needed equity capital.

         In 1994, John Warehime voted all of the voting trust shares in favor of a proposal to eliminate cumulative voting in the election of HFC's directors.
(1) The proposal was of the




---------------------
1 No challenge to the elimination of cumulative voting has been preserved by Michael Warehime and the other plaintiffs; hence, the matter is not at issue in this appeal.

amendments. They alleged that the amendments would, in effect, allow John Warehime to extend his control of HFC beyond the termination of the voting trusts.(2)

         After a hearing, the trial court determined that the proposed amendments did not present a conflict of interest between the private interests of John Warehime and his duties as trustee of the voting trusts, that the purpose of the amendments was not to advance the personal interests of John Warehime and that the amendments reflected a good faith effort to serve the best interests of HFC and its shareholders, including the beneficiaries of the voting trusts, since the amendments assured stability in the governance structure of HFC for a five-year period that would permit needed capital to be raised and allow the company to grow and prosper. Accordingly, on June 24, 1997, the request for a preliminary injunction was denied. The following day, John Warehime convened a meeting and voted all of the trust shares in favor of the proposed amendments; the amendments where, therefore, adopted.

         Michael Warehime took an appeal to Superior Court. Superior Court held that the trial court erred in refusing to grant an injunction against John Warehime voting the trust shares in favor of the amendments and that by voting in favor of those amendments John Warehime breached his duty of loyalty to the trust beneficiaries. Warehime v. Warehime, 722 A.2d 1060, 1071 (Pa. Super.
1998). The court stated that it was irrelevant that his actions were undertaken in good faith to benefit HFC, and that:






---------------------
2 The trusts were drafted to comply with a statutory requirement that voting trusts not exceed a term of ten years, but that requirement was subsequently repealed. See 15 P.S. Section 1511 (1967) (repealed 1988). See also Christopher v. Richardson, 394 Pa. 425, 147 A.2d 375 (1959) (previous ten-year statutory limit on voting trusts). The provision limiting the trusts to a duration of ten years reflects the scrivener's effort to comply with the laws extant when the trusts were created and provides no indication that the settlors intended to prevent the trustee from voting on matters that could affect the shares after expiration of the trusts.

                  [W]e cannot sanction the action of John Warehime voting the shares of the voting trusts in favor of the proposed amendments. The adoption of these amendments, while taken for the stated reasons of preserving the integrity of HFC's value and ability to function profitably, will, nonetheless, serve to perpetuate the control of the company by John Warehime for at lease another five years and preclude the other shareholders, including the beneficiaries of the trust, from the ability and opportunity to make any meaningful decision concerning the management of HFC.

Id. at 1069. In short, Superior Court held that a voting trustee's actions must be measured against a standard of conduct requiring more than good faith, i.e., a standard of absolute loyalty that bars the trustee from taking any action that extend his influence over the corporation beyond the expiration of the trusts, irrespective of whether the actions are undertaken in good faith for the benefit the company and its shareholder beneficiaries. We do not agree that the standard of good faith was inapplicable. Accordingly, we reverse.

         The Business Corporation Law expressly permits shareholders to enter into voting trust agreements and assures that the provisions of such agreements will be given effect:

                  (a) VOTING TRUSTS. - One or more shareholders of any business corporation may, by agreement in writing, transfer all or part of their shares to any person for the purpose of vesting in the transferee voting or other rights pertaining to the shares upon the terms and conditions and for the period stated in the agreement.

15 Pa.C.S. Section 1768 (a) (emphasis added). Nothing in this provision or elsewhere in the Business

Corporation Law prevents shareholders from including in the terms and conditions of the agreement a definition of the fiduciary obligation of the trustee. The Warehime trusts include such a provision. It defines and limits the trustee's duty to the beneficiaries, as it provides:

                  The Trustee will use his best judgment in voting upon the stock held by him, but assumes no responsibility for the consequence of any vote cast, or consent given by him, in good faith, and in the absence of gross negligence.

Warehime Voting Trust Agreement, 4/5/88, at 2 (emphasis added); Warehime Voting Trust Agreement, 12/1/88, at 3 (emphasis added). The language of the agreements is clear and unambiguous. The trustee must exercise his best judgment in voting the stock and act in good faith. Such is the extent of the fiduciary duties that the parties placed on the trustee. Other than those duties, there are no limitations set forth as to the manner in which the trustee's voting powers can be exercised.

         Indeed, the trustee's powers are broadly stated in the agreements, to wit:

                  [T]he Trustee shall have the exclusive right to vote upon such stock or to give written consents in lieu of voting thereon, subject to any limitation on the right to vote contained in the Certificate of Incorporation . . . at any and all meetings of the stockholders of the Corporation, for whatsoever purpose called or held, and in any and all proceedings, whether at meetings of the stockholders or otherwise, wherein the vote or written consent of stockholders may be required . . . .

Warehime Voting Trust Agreement, 4/5/88, at 1-2 (emphasis added)3; Warehime Voting Trust Agreement, 12/1/88, at 1-2 (emphasis added). If the parties had intended to limit the trustee's authority to vote the shares in any manner, they would have included a provision setting forth the subjects on which the trustee had unrestricted voting rights and those on which the trustee did not have such rights. For example, they could have included a provision that the trustee not vote trust shares in favor of any proposal that would dilute the voting strength of shares held in trust, as occurred here through creation of the Class C shares. Instead, they granted the trustee broad power to vote "at any and all meetings of the stockholders of the Corporation, for whatsoever purpose called or held," subject only to requirements that the trustee "use his best judgement in voting upon the stock held by him" and carry out his duties in "good faith." Such is the agreement that the parties made for themselves.

         The agreement, therefore, placed the trustee in the foreseeable position of having to take actions that would benefit HFC and its shareholders while being dilutive of the voting strength of the existing trust shares. The inherent conflict between preserving the business prospects of HFC for the benefit of its shareholders and the need to take actions that might temporarily dilute the voting power of existing shares beyond expiration of the trusts did not limit the trustee from taking action. See Flagg Estate, 365 Pa. 82, 87-89, 73 A.2d 411, 414-15 (1950) ( where conflicting interests for the trustee are created by the settlor, trustee may proceed to act). Nevertheless, good faith on the part of the trustee is required. Id.

         It is undisputed that a trustee is under a duty to the beneficiaries to administer the trust solely in the interest of the beneficiaries. Id. at 87, 73 A.2d at 414 (citing Restatement, Trusts Section 170(1)). Here, the trial court found that John Warehime acted in good faith for the benefit of the corporation and its shareholder beneficiaries and that his actions as trustee were not taken for his own benefit. By disregarding this finding and by straying from the plain terms of the agreements which require only that the trustee exercise his best judgment and act in good faith, Superior Court erred. Accordingly, we reverse.

         Order reversed, and case remanded.(4)

         Mr. Justice Saylor files a concurring opinion.

         Mr. Justice Nigro files a dissenting opinion in which Mr. Justice Castille joins.









---------------------
3 This Agreement further provides: "Trustee shall be entitled to exercise all rights of every kind granted to the stockholders except as such rights shall be specifically limited by the terms of this agreement or by the Certificate of Incorporation or otherwise."

4 We remand to Superior Court for consideration of other issues that were properly raised by Michael Warehime but which were not addressed below due to that court's disposition of the issue concerning the trustee's duty of good faith.

                      IN THE SUPREME COURT OF PENNSYLVANIA
                                 MIDDLE DISTRICT

MICHAEL A. WAREHIME,                        :   Nos. 251, 252, 253, and 254 M.D.
                                            :   Appeal Docket 1999
         Appellant at Nos. 252 and 254/     :
         Appellee at Nos. 251 and 253       :   Appeals from the Order of the
                                            :   Superior Court entered 12/02/98
                                            :   at Nos. 709 and 710 HBG 1997,
                  v.                        :   reversing orders dated 06/24/97
                                            :   and 07/08/97 and remanding to
                                            :   the Court of Common Pleas of
JOHN A. WAREHIME,                           :   York County, at Docket No.
                                            :   95-SU-00471-07
                                            :
                                            :
         Appellee at Nos. 252 and 254/      :
         Appellant at Nos. 251 and 253      :   722 A.2d 1060 (Pa.Super. 1998)

                                                ARGUED: May 2, 2000


                               DISSENTING OPINION

MR. JUSTICE NIGRO                           DECIDED: NOVEMBER 27, 2000



         I respectfully dissent as I believe that John Warehime's actions constituted a breach of his fiduciary duties to the trust beneficiaries, that the whole effort to retain control of the voting trusts beyond their expiration dates was a glaring example of self-dealing involving an impermissible clash between John Warehime's private interests and the interests of the beneficiaries, and that the possible outcome (e.g. alleged stability of the company) does not justify the means (breach of undivided loyalty to the beneficiaries) of achieving that result.

         The Superior Court crafted a thoroughly researched and well-reasoned majority opinion defining the duty of a trustee from which I borrow liberally. Relying heavily on accepted treatises due to the dearth of Pennsylvania case law on this subject, the court summarized the powers and duties of a voting trustee as follows:

         The trustees have voting powers and such as are incident to their trust, but are not managers of the corporation, which is the function of the directors elected by their votes. Nor does the creation of the voting trust give the trustee the power to destroy the beneficial ownership interests in any manner.

         Voting trustees should be held to adhere to the usual fiduciary principles of a trust. The trustees may deal with the depositing stockholders, but do so under the disabilities of trustees generally.

Warehime v. Warehime, 722 A.2d 1060, 1063 (Pa. Super. 1999)(quoting FLETCHER CYCLOPEDIA CORP. Section 2091.1, at 481-82. See also GEORGE G. BOGART, THE LAW OF TRUSTS & TRUSTEES Section 252, at 320 (rev. 2d ed. 1992)(explaining that general rules of trust law apply to voting trusts))(emphasis added).

         Thus, as the treatises recognize, a voting trustee clearly has a duty of loyalty to the beneficiaries no less than a duty placed on all trustees of any trust. Nonetheless, the majority opinion seeks to sanction the actions of John Warehime by selecting a single provision of the trust documents executed by Alan Warehime5 as evidence that the Warehime Trust permitted the lesser standard of "best judgment" and "good faith" to govern the trustee's actions. While the two Warehime Voting Trust agreements (collectively Warehime Trust) do direct the trustee to use his "best judgment" and to act "in good faith," these terms do not pertain to the duty of loyalty imposed on a trustee. Rather, they define the required standard of care a trustee must use in exercising his powers. Thus, I believe that while the majority opinion properly characterizes






---------------------
5 The provision of the Warehime Trust Agreement cited by the majority states:

The Trustee will use his best judgment in voting upon the stock held by him, but assumes no responsibility for the consequence of any vote cast, or consent given by him, in good faith, and in the absence of gross negligence. Warehime Voting Trust Agreement, 4/5/86, at 2; Warehime Voting Trust Agreement, 12/1/88, at 3 (emphasis added).

the broadness of the scope of a trustee's powers, it does not adequately acknowledge the more constraining duty of absolute loyalty to the beneficiaries which must pervade any and all actions a trustee undertakes.(6)

         In finding that no breach of the trustee's fiduciary duty occurred here, the majority opinion places primary emphasis on the notion that the terms and conditions of the Warehime Trust agreements "could have" included a definition of the fiduciary obligation more restrictive than the standards of "best judgment" and "good faith," but did not. I do not find the omission or inclusion of such language dispositive of the intent of the trust, as the accepted tenets of the law of trusts and trustees regarding any specific trust provide that the duty of loyalty is inherent in the trust relationship itself. See BOGART, supra, Section 543, at 217-18 (emphasis added). In other words, merely by being named trustee, the trustee's duty of complete loyalty to the beneficiaries attaches. Thus, the trustee's actions are governed first and foremost by the threshold "usual




---------------------
6 The Superior Court summarized the trustee's duty of loyalty as follows:

         Perhaps the most fundamental duty of a trustee is that he must display throughout the administration of the trust complete loyalty to the interests of the beneficiary and must exclude all selfish interest and all consideration of the interests of third persons.

                                          * * * *

         A trustee's duty of loyalty has been described as inherent in the trust relationship. The duty is sometimes stated as the rule of undivided loyalty, or simply the loyalty rule. Though sometimes it has been difficult for the courts to determine whether the rule should be applied under the circumstances of the particular case, nevertheless the loyalty rule may be simply stated:

         A trustee is under a duty to the beneficiary of the trust to administer the trust solely in the interest of the beneficiary. The trustee must exclude all self interest, as well as the interest of a third party, in his administration of the trust solely for the benefit of the beneficiary. The trustee must not place himself in a position where his own interests or that of another enters into conflict, or may possibly conflict, with the interest of the trust or its beneficiary. Put another way, the trustee may not enter into a transaction or take or continue in a position in which his personal interest or the interest of a third party is or becomes adverse to the interest of the beneficiary.

   Warehime, 722 A.2d at 1064 (quoting BOGERT, supra, Section 543, at 217-18)(emphasis added).

fiduciary principles of a trust," regardless of what standard of care is set forth in the trust documents. I would therefore read the best judgment/good faith provision of the Warehime Trust documents as presuming that the voting trustee is already acting under complete loyalty to the beneficiaries before exercising his best judgment or acting in good faith.

         Furthermore, while the majority opinion focuses on the idea that specific language of the Warehime Trust agreements "could have" delineated the subjects on which the trustee had unrestricted voting rights and those on which he did not, I believe the proper focus is on the plain language of the Warehime Trust agreements that the voting trust was to expire ten years after its execution, and that no language in the agreements provides any leeway whatsoever to override that restriction. The Superior Court explained:

         The powers and duties of the trustees are to be determined from the trust agreement as a whole, not reading one provision to nullify another and thus defeat the trust.

                                     * * * *

         It is a breach of trust to vote contrary to its terms, or for personal advantage outside of and contrary to its purpose. It has been held that voting trustees could not elect themselves or others as directors for terms of office that would outlast the duration of the voting trust.

Warehime, 722 A.2d at 1063 (quoting 5 FLETCHER, CYCLOPEDIA CORP. Section 2091.1, at 481-82. See also BOGART, supra, Section 252, at 320) (emphasis added). Thus, I believe that focusing on what could have been included in the trust agreement but was not, instead of what explicitly was included in the agreement, is a circuitous way of giving special dispensation to John Warehime's actions. By using the trust's shares to adopt amendments that would extend the ten-year term of the voting trust another five years, John Warehime voted contrary to the trust's terms and for personal advantage, plain and simple.(7) Had he acted with undivided loyalty to the beneficiaries, the only proper procedure would have been to allow the trusts to expire and return the right to vote their shares to the individual beneficiaries. The beneficiaries could then vote, if they so chose, to form another voting trust of designated duration and reinstate John Warehime as trustee. Instead, in using the voting trusts to perpetuate his own power to vote those shares, John Warehime not only "destroy[ed] the beneficial ownership interests" by depriving the beneficiaries of their right to vote the shares themselves, but clearly put himself in a position where his own interests - keeping control of the company - impermissibly conflicted with the interests of the trust's beneficiaries. Thus, as the Superior Court noted, John Warehime's actions breached his duty of loyalty because they "fundamentally alter[ed] the very corpus of the trust -the voting rights held in trust for the beneficiaries." Warehime, 722 A.2d at 1068.

         Similarly, sanctioning acts done merely in "good faith" by the trustee does not justify a breach of complete loyalty. The Superior Court explained:

         Good faith on the part of the trustee is not a defense against a claim of disloyalty. The ignorance or innocence of the trustee is irrelevant in deciding whether the act was disloyal, although it may be of some influence in determining the relief granted the beneficiary.

         It is not necessary that the trustee shall have gained from the transaction in order to find that it is disloyal. If the dealing presented conflict of interest and consequent temptation to the trustee, it will be voided at the option of the beneficiary, regardless of gain or loss to the trustee.

                                     * * * *

         With respect to self dealing transactions the rule of undivided loyalty has been applied primarily to deter trustees from the temptation to favor themselves individually over their beneficiaries. For this reason a defense that the trustee acted in good faith . . . or that the trust incurred no loss (or actual benefit accrued to the trust) has not been allowed by the courts.



---------------------
7 I believe it is instructive that the proposed amendments were adopted less than one year prior to the voting trust's termination and that John Warehime was the only shareholder at the meeting and the only shareholder to vote for the amendments.

Warehime,722 A.2d at 1064 (quoting BOGERT, supra, Section 543, at 217-18) (emphasis added).

         In light of the above, I fail to see how John Warehime's actions, which effectively disenfranchised the beneficiaries of their right to assume voting control of their shares upon the natural expiration of the trusts, can be reconciled with the absolute duty of loyalty imposed on all trustees. The black letter law of trusts and trustees finds that the "best judgment" standard should only be applied to decisions once the duty of complete loyalty has been satisfied.(8) Furthermore, the duty of the trustee accommodates neither "ignorance or innocence of the trustee" nor "good faith" as a defense to abrogating the trustee's loyalty obligations to the beneficiaries. Consequently, John Warehime's protestations that the creation of another class of voting stock was done by an "independent" committee selected by an "independent" board rings hollow, as he was bound by duty to vote against proposed amendments that would serve to diminish the beneficiaries' voting interests. Nor do I find room to accept an alleged beneficial outcome such as "stability of the company" as justification for the trustee's breach of his duty of loyalty. I therefore agree with the Superior Court that "such a radical structural transformation of the voting rights of the [beneficiaries] should only take place with the approval of the majority of the [beneficiaries'] voting shares, with all shares being voted by their actual or beneficial owners and not the voting trustee." Warehime, 722 A.2d at 1068.

         Finally, I note that at its core, this case is about the meaning of the word "trust" - not merely in its legal sense but pursuant to the everyday, ordinary understanding of the word, i.e., "a charge or duty imposed in faith or confidence or as a condition of some relationship . . . the



---------------------
8 I find the majority's reliance on Flagg Estate, 365 Pa. 82, 73 A.2d
411 (1950), for the proposition that the trustee may proceed to act in "good faith" where conflicting interests for the trustee are created by the settlor, to be misplaced. As the Superior Court noted, Flagg involved a simple matter of administration of the trust where application of a "good faith" standard was acceptable, whereas Warehime involves the fundamental alteration of the nature of the corpus of the trust - a diminution of the property rights held by the beneficiaries - where undivided loyalty is required. Warehime, 722 A.2d at 1067.

obligation to promote to the largest extent possible the welfare of [those depending on the relationship]," and connotes the same qualities as the legal concept, i.e., "reliance . . . honesty. . . worthiness . . . ." See WEBSTER'S
THIRD NEW INTERNATIONAL DICTIONARY OF THE ENGLISH LANGUAGE 2456 (1993). It is axiomatic, therefore, that regardless of whatever authority John Warehime had to exercise his "best judgment" and act in "good faith," common decency dictates that no person placed in a position of trust can meet even the everyday expectations of that status without, first, last, and always being loyal to the people who placed the trust in him. Instead, John Warehime went to extraordinary legalistic lengths to attempt to defeat even the ordinary meaning of trust. I would not permit a dilution of either the familiar or the legal meaning of the word trust any more than I would permit a dimunition of these beneficiaries' voting rights.

         As the law of trusts and trustees provides that "[i]f the dealing presented conflict of interest and consequent temptation to the trustee, it will be voided at the option of the beneficiary, regardless of gain or loss to the trustee," BOGERT, supra, Section 543, at 217-18, I would find that the votes cast by John Warehime in favor of the proposed amendments should have been voided and an injunction barring him from voting in favor of the amendments to create a new class of dispute-resolution stock should have been granted.

         I would therefore affirm the Superior Court based on its well-reasoned opinion. Mr. Justice Castille joins in the dissenting opinion.

                               CONCURRING OPINION

MR. JUSTICE SAYLOR                                   DECIDED: NOVEMBER 27, 2000

         Like Mr. Justice Nigro and the Superior Court majority, I see no basis upon which to distinguish voting trustees from other fiduciaries in terms of defining the general scope of their obligations owing to beneficiaries of the fiduciary relationship. Therefore, I also would hold that a duty of loyalty should ordinarily attach to the voting trustee's undertakings in relation to the trust. See generally 5 Fletcher, CYCLOPEDIA CORP. Section 2091.1, at 481-82
(1996)(stating that "[v]oting trustees should be held to adhere to the usual fiduciary principles of a trust").

         Whether, and to what extent, parties may contractually alter or eliminate such duties implicates an extensive, ongoing debate in the legal community among segments sometimes denominated in the commentary as contractarians and anti-contractarians. Compare Melvin Aron Eisenberg, The Limits of Cognition and the Limits of Contract, 47 STAN L. REV. 211, 249-50
(1995)(explaining the basis for the imposition of some degree of mandatory, non-waivable fiduciary duties upon controlling, corporate interests), with Henry
N. Butler & Larry E. Ribstein, Opting Out of Fiduciary Duties: A Response to the Anti-Contractarians, 65 WASH L. REV. 1, 71 (1990)(advocating private ordering of corporate affairs, unrestricted by mandatory rules). In the present case, the majority position could perhaps be described as having a contractarian orientation, whereas the position of the Superior Court majority could be said to possess anti-contractarian overtones. Even under contractarian theory, however, in order for general principles regarding fiduciary duty to be overridden, there must be a sufficient meeting of the minds concerning the action of the fiduciary, which I find lacking in the trust instruments at issue. While these instruments effectively conveyed a broad array of powers,9 I find an inherent ambiguity between the provisions limiting the effectiveness of the trusts to a fixed, ten-year term, and the utilization by the trustee of the trusts' authority to unilaterally establish an ongoing structure of corporate governance that undermines control of a corporation by majority vote of its shareholders beyond the agreed-upon time for expiration, particularly when such action is taken in contemplation of the impending termination. Therefore, I disagree with the majority that, in such circumstances, the voting trustee's obligations should be deemed limited by the written agreements. Rather, consistent with the general legal proposition advanced by Mr. Justice Nigro and the Superior Court majority, I would hold that, at least in the absence of express, unambiguous, contrary provisions within the voting trust instruments (or statutory prescription), the prevailing common-law standard of fiduciary conduct should control in such circumstances.

         The scope of a fiduciary's duty of loyalty has not been closely defined in the jurisprudence of this Court, or of other courts for that matter. To some extent, perhaps, this is intentional (or, at least, unavoidable). As stated by one court,

         "[i]ssues of whether a corporate officer or controlling shareholder has fulfilled fiduciary duties have arisen in a number of circumstances and have led to the creation of various specific rules. Opinions pile phrase upon phrase in what appears to some observers to be a mere compilation of platitudes. Yet those platitudes express something deeper; they are a judicial attempt to emphasize that the heart of a corporate fiduciary's duty is an attitude, not a rule. The fiduciary best fulfills its duties if it approaches them with the attitude of seeking the beneficiary's interests rather than the personal interests of the fiduciary, not if it simply tries to follow rules codified from past decisions.

Chiles v. Robertson, 767 P.2d 903, 911-12 (Ore. App.), appeal denied, 784 P.2d 1099 (Ore. 1989), cited in Lawrence E. Mitchell, The Death of Fiduciary Duty in Close Corporations, 138


---------------------
1 The trial court described the delegation of powers under the trust instruments as unlimited; included within such grant of authority was the exclusive right to decide any subject amenable to shareholder vote, without limitation. See also Warehime v. Warehime, 722 A.2d 1060, 1067 (Pa. Super. 1998)(indicating that "[n]ot only did the settlors give the voting trustee a controlling interest in HFC, they conferred upon him virtually unrestricted voting powers[;] [t]he trustee was vested with the authority to exercise all rights of every kind granted to the shareholders").

U. PA. L. REV. 1675, 1696 (Jun. 1990) [hereinafter, "Mitchell, Fiduciary Duty "]. The complexities associated with compliance with such loosely-defined duties are simply part of the burden borne by one occupying a position of substantial trust. Additionally, such complexities are magnified in situations involving concentrated ownership or control interests, such as in family and close corporations. As noted by one commentator:

         Close corporation shareholders tend to have invested substantial personal wealth in the enterprise, magnifying the consequences of any business decision as to a particular shareholder. Thus, any meaningful distinction between business decisions and distributional decisions becomes more difficult to make. Given significant stock ownership by close corporation management, the potential for conflicts of interest between director shareholders and non-director shareholders, or even among director shareholders themselves, over a given decision (business or distributional) is pervasive. While in the public issue corporation we might still talk about the best interests of the corporation, if for no other reason than as a shorthand for the lowest common denominator of shareholder interest, in the paradigmatic close corporation no discernable corporate interest exists apart from the individual interests of the shareholders at any given point in time. In the absence of any regulatory mechanism, internal disagreements degenerate into power struggles.

Mitchell, Fiduciary Duty, 138 U. PA. L. REV. at 1690-91. The same commentator has argued that the general response of the judiciary to problems of inherent conflicts of interest has been to effectuate an inappropriate dilution of fiduciary obligations. See id. at 1692. In the commentator's estimation, in many jurisdictions, the duty of undivided loyalty has inappropriately yielded to a less exacting weighing formulation, balancing the controlling interests against those of the minority, or a mere requirement of adherence to a standard of good faith or the business judgment rule on the part of the controlling interests. See id. 1713-17.

         Although I am sensitive to the potential for unwarranted dilution, I believe that the nature of the underlying enterprise affects the character and quality of fiduciary obligations owing; therefore, I would not, as some commentators have suggested, require the wholesale prohibition of transactions in which some degree of conflict of interest is present, such as in family and close corporations. See generally Mitchell, Fiduciary Duty, 138 U. PA. L. REV. at 1729 (citing Brudney, Fiduciary Ideology in Transactions Affecting Corporate Control, 65 MICH. L. REV. 259 (1966)). Indeed, if this were to be made the rule, the operations of a corporation having a structure and composition such as Hanover Foods Corporation ("HFC") would be substantially impeded, since the controlling interests could rarely satisfy a standard of pure, selfless disinterestedness. Rather, I believe that controlling interests bearing fiduciary duties should be permitted to exercise the implements of control, so long as they are truly operating in furtherance of the interests of the beneficiaries of the fiduciary relationship.

         Pursuant to this standard, I also agree with Mr. Justice Nigro and with the Superior Court majority that alteration of the structure of corporate governance by a voting trustee is generally impermissible where the intent and effect of the action is to perpetuate the trustee's own control over the corporation beyond the life of the voting trust. In such circumstances, the conflict of interest confronting the trustee is simply too great and cannot be reconciled with his duty of loyalty.(10) On the other hand, however, I would not foreclose the effectuation of necessary structural changes by a voting trustee under the broad form of authority conveyed by the present trust instruments where the intent underlying the changes, and their effect, are otherwise, and, after careful scrutiny of the facts, the duty of loyalty can be said to be fulfilled. Indeed, this latter form of action would seem to fall well within the scope of the parties' initial intention in entrusting their interests to a single decision maker whose own interests were, in significant part,



---------------------
10 See generally Brown v. McLanahan, 148 F.2d 703, 708-09 (4th Cir. 1945); Friedberg v. Schultz, 38 N.E.2d 182, 184 (Ill. App. 1941) (noting that "[w]here property is placed in the hands of trustees for a specified period courts are careful not to permit an extension of control of the property by the trustees beyond the period mentioned"); Fletcher, CYCLOPEDIA CORP. Section .2091.1, at 481-82 (stating that "[i]t has been held that voting trustees could not elect themselves or others as directors for terms of office that would outlast the duration of the voting trust" (citations omitted)); 18A AM. JUR. 2D CORPORATIONS
Section 1146 (1985 & Supp. 1999)(noting that "attempts by voting trustees to perpetuate their control of a corporation by extending the term of the trust beyond the period specified therein without the consent of all certificate holders, or by improper use of their powers, have usually been unsuccessful" (citations omitted)).

in alignment with theirs. Thus, in my assessment, the critical questions in determining John Warehime's compliance with his fiduciary obligations in connection with the proposed amendments to HFC's articles of incorporation are: whether, and to what extent, the amendments were intended to, and/or would have the effect of, perpetuating John Warehime's control over HFC; and whether, and to what extent, the amendments would inure to the benefit (or, conversely, operate to the detriment) of the minority shareholders.

         Responsive to such questions, on consideration of Michael Warehime's motion for a preliminary injunction, the trial court issued detailed findings of fact and conclusions of law, making a close assessment of HFC's past and present circumstances, the interests and objectives of its ownership and management, and the nature and effect of the amendments. Regarding the company's past performance under existing management, the trial court found that, despite a general decline in the industry, HFC had achieved record-high results in terms of asset valuation, shareholder's equity and pre-tax earnings. It found, however, that uncertainties associated with the future expiration of the voting trusts were causing destabilization of HFC's corporate governance and would prevent the company from raising essential capital - according to the trial court, absent necessary stabilization, it would be impossible for HFC to conduct business in a manner beneficial to its long-term interests, and the company would likely deteriorate within a short time period. The trial court also found that HFC had lost key employees and was in danger of losing others; the uncertainties jeopardized relationships with growers and suppliers; and particular minority interests were engaging in behaviors disruptive of corporate governance, although they had no plan for the future of the corporation. The trial court then described the response of HFC board members to this state of affairs, including the formation of an "Independent Directors Committee" to consider strategic alternatives absent advice or input from John Warehime, the retention of several firms and individuals in this regard, and the ultimate recommendation of the amendments to HFC's articles of incorporation. See generally Warehime, 722 A.2d at 1061-62 (describing the trial court's findings).

         Against this backdrop, the trial court detailed the proposed amendments in terms of their creation of 10,000 shares of Series C convertible preferred stock to be issued to the HFC 401(k) plan; the fact that the issuance of such stock effectuated no alteration in the authorized number of shares for any HFC class of stock; the fact that the Series C stock could be voted only in the event of a dispute among members of the Warehime family with respect to the election of directors or other related matters for a five-year period; the requirement that the voting trustees for the plan be disinterested directors; and the relationship between the Series C shares and the general classes of shares in terms of voting. The trial court found that the voting structure embodied in the amendments constituted a necessary and neutral dispute resolution procedure in furtherance of the essential goal of stability. Further, the trial court specifically determined that the amendments were in the best interest of all shareholders, including minority interests. Indeed, the trial court went so far as to indicate that the amendments did not reflect a conflict between John A. Warehime's private interests and the interests of the shareholders and beneficiaries of the voting trust.(11) Thus, the trial court held that effectuation of the proposed amendments was consistent with John Warehime's fiduciary duties.



---------------------
11 With regard to this particular finding, I would find that the trial court made a misstatement. Certainly, there is some degree of conflict of interest present (at least at a subjective level) where there is a contest over control of a company, and one side proposes to utilize a controlling interest in a manner which may prevent his ouster. As noted below, however, where minority shareholders themselves have conflicting interests, the trustee (and ultimately, where necessary, a trial court) may be required to undertake some form of balancing of those interest to determine the highest net benefit to minority interest. Here, as I read the sum and substance of the trial court's findings, it weighed particular subjective minority interests (for example, Michael Warehime's desire to oust John Warehime) against more objective minority interests (maximization of share value) and found that the highest net benefit to minority interests would be achieved by favoring the latter. While this sort of balancing ordinarily would not be within the court's province, since minority interests generally do not owe fiduciary obligations to a corporation, but see Mitchell, Fiduciary Duty, 138 U. PA. L. REV. at 1730 ( advocating imposition of fiduciary obligations upon minority interests in close corporations as one solution to the problem of inherent conflicts of interests), here, the minority interests surrendered their voting rights to a trustee, and it is solely in the context of the assessment of the trustee's performance of his duties and obligations that this balancing occurs. Indeed, the trial court's decision to favor the objective goal of promoting share value over subjective goals of individual shareholders seems entirely consistent with the parties' decision in the first instance to delegate their voting powers to a trustee to centralize the decision making authority.

         The Superior Court majority, on the other hand, reached a diametrically different conclusion. Although acknowledging the broad array of powers delegated to the voting trustee and the trial court's findings that the establishment of a dispute resolution procedure was in the best interest of all shareholders, the Superior Court nevertheless viewed the reinstatement of the beneficiaries full voting powers as the paramount consideration. Additionally, writing against the trial court's essential determination that the amendments embodied a neutral, fair procedure, the minority characterized them as "a plan whose sole instrumentation is to disenfranchise beneficiaries from their rightful empowerment as shareholders." Warehime, 722 A.2d at 1069. It concluded that:

                  [t]he adoption of the proposed amendments directly benefited [John Warehime] by perpetuating his control, or substantially increasing the likelihood of his continued control, of the company well beyond the expiration of the voting trust. Moreover, his action worked to the detriment of the trust beneficiaries as it effectively diminished their voting power and virtually assured that they would be without any meaningful input with regard to the management of the corporation. We, therefore, conclude that John Warehime acted beyond the limit of his authority as voting trustee and breached his duty of loyalty to the trust beneficiaries.

Id. at 1071. Unlike the trial court, the Superior Court majority did not balance the minority shareholders' voting interest against their interest in promoting the welfare of HFC and thus maximizing the value of their shares. Rather, it formed its own conclusions, "[t]he factual findings of the trial court notwithstanding." Id. at 1062.

         In light of the differing assessments provided by the trial court and Superior Court, determination of the appropriate appellate standard of review assumes a heightened degree of importance. Although the Superior Court majority acknowledged the limited review standard applicable to a trial court's decision to grant or deny a preliminary injunction, see Warehime,

722 A.2d at 1063 (indicating that, "unless the record shows that the trial court's ruling was palpably erroneous, a misapplication of law, or a manifest abuse of discretion, this court will affirm the lower court's decision"), it did not differentiate between the trial court's factual findings and legal conclusions in terms of the character of review afforded.

         Factual findings generally are to be reviewed on a deferential basis so long as they are supported by the evidence; see Thatcher's Drug Store of West Goshen, Inc. v. Consolidated Supermarkets, Inc., 535 Pa. 469, 477, 636 A.2d 156, 160 (1994); whereas legal conclusions are open to de novo review. See id. Here, quite obviously, to the extent that the Superior Court's conclusion that the character and effect of the amendments benefited John Warehime to the detriment of the shareholders is solely one of law, it is unassailable as a matter of fiduciary analysis, since an action taken in the self-interest of the trustee which runs contrary to the interests of a trust beneficiary is, by definition, a violation of the duty of loyalty. In my view, however, the factual aspect of the conclusions concerning the operation and net effect of the amendments is substantial, and therefore, the trial court's findings in this regard were entitled to greater deference. See generally Mitchell, Fiduciary Duty, 138 U. PA. L. REV. at 1677 (giving reference to the fact-specific nature of fiduciary analysis).(12)

         Although I believe that John Warehime was presented with an inherent conflict of interest in considering the amendments, see supra note 4, given the realities of family-controlled corporations, I would hold that a fiduciary who is by selection self-interested may be permitted to proceed in the face of such conflicts so long as his actions inure to the benefit of minority



---------------------
12 This Court has not articulated a universal standard of review applicable to mixed questions of law and fact. Compare Mars Area Sch. Dist. v. United Presbyterian Assn. of N. Am., 554 Pa. 324, 326, 721 A.2d 360, 361
(1998)(applying abuse of discretion/lack of supporting evidence standard to a mixed question of law and fact in a given context), with City of Chester v. Commonwealth Dept. of Transp., 495 Pa. 382, 389-90, 434 A.2d 695, 699
(1981)(stating that "[j]ust as the trial court may decide mixed questions of law and fact, so may the appellate courts review them"). This, perhaps, results from the fact that mixed questions differ in terms of the degree to which the legal versus the factual aspects predominate. See generally Commonwealth v. Santiago, 439 Pa. Super. 477, 466, 654 A.2d 1062, 1072 (1994)(describing federal courts'
approach to review of mixed questions, which varies according to the predominance of legal over factual aspects).

interests. See generally Mitchell, Fiduciary Duty, 138 U. PA. L. REV. at 1688 (describing the "difficulty courts face in distinguishing actions taken in the best interests of the corporation and shareholders from those which impinge unfairly on the minority"). Where the minority interests themselves have conflicting interests, as the trial court found in the present case, the trustee initially, and the trial court ultimately, must necessarily make a decision that will be in derogation of some minority interests, but in furtherance of others, with the objective being to maximize the ultimate, net benefit to minority shareholders. See supra note 3.13

         Here, I would find that the trial court's conclusions concerning the nature and effect of the proposed amendments vis-a-vis minority interests are mixed ones of law and fact, with the factual aspects predominating, and thus should be subject to a deferential standard of review. While acknowledging that the amendments would dilute Class B shareholders' voting interests, the trial court found this detriment substantially outweighed by the advancement of the shareholders' conflicting interest in maximizing share value, which could best be served through implementation of an effective dispute-resolution procedure. The trial court also clearly viewed such procedure as far more neutral in relation to the ongoing family dispute than did the Superior Court majority. Since I believe that the trial court's findings and conclusions in these regards are supported in the evidence and were made within the boundaries of its decision making authority, particularly as it relates to the assessment of likelihood of success on the merits on consideration of a motion for a preliminary injunction, I am able to join the majority's disposition reversing the Superior Court's order.

         Finally, I note that the trial court's opinion indicates that the present compliment of HFC directors lacked disinterestedness for purpose of voting the Series C stock; subsequently,




---------------------
13 It merits emphasis that the unavoidable balancing of conflicting minority interests in this context is distinguishable from the balancing of the interests of the interests of the majority versus those of the minority, about which the author of the Fiduciary Duty article complains. See supra (citing Mitchell, Fiduciary Duty, 138 U. PA. L. REV. at 1713-17).

however, it appears that John Warehime exercised his powers as voting trustee to amend HFC's articles of incorporation to change the way disinterestedness is assessed, thus allowing the present directors to vote. This action was contested by Michael Warehime; however, the trial court denied his challenge without opinion. This matter is the subject of a consolidated cross-appeal, and, as I understand the majority's disposition, will be decided by the Superior Court on remand. Without expressing any opinion as to the merits of such issue, I note that the required disinterestedness of the voting trustees for Series C stock is an essential element of my analysis above - if those trustee are not truly disinterested, then the amendments cannot be viewed as a neutral dispute resolution procedure, but rather, would have to be viewed, as they are by Mr. Justice Nigro and Superior Court majority, as a mechanism effectuating an improper entrenchment of current controlling interests. Thus, resolution of this aspect of the appeal in the Superior Court is necessary before, ultimately, the parties' rights and interests in relation to the amendments can be finally determined.